Exhibit 4.4
FIRST SUPPLEMENTAL INDENTURE
          FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 5, 2009, among Infosat Communications LP, an Ontario limited partnership (“Infosat LP”), Infosat Communications GP Inc., a Canadian corporation (“Infosat GP” and together, with Infosat LP, the “Guaranteeing Subsidiaries”), Telesat Canada, a Canadian corporation (the “Issuer”), Telesat LLC, a Delaware limited liability company (the “Co-Issuer” and together, with the Issuer, the “Co-Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon (formerly The Bank of New York), as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
          WHEREAS, the Co-Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 30, 2008, providing for the issuance of 12.5% Senior Subordinated Notes Due 2017 (the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Co-Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantees”);
          WHEREAS, Section 901(10) of the Indenture provides that without the consent of any Holders, the Co-Issuers, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party), when authorized by Board Resolutions of their respective Board of Directors, and the Trustee, at any time and from time to time, may amend or supplement the Indenture, any Guarantee or the Notes for the purpose of adding a Guarantor under the Indenture;
          WHEREAS, the Co-Issuers and Guarantors have been authorized by Board Resolutions of their respective Board of Directors to enter into this Supplemental Indenture;
          WHEREAS, the Co-Issuers hereby direct the Trustee to execute and deliver this Supplemental Indenture; and
          WHEREAS, all other acts and proceedings required by law, by the Indenture and by the articles of incorporation and bylaws of the Co-Issuers and Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Articles Thirteen and Fourteen thereof.

          3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of each Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Co-Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
          4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
          7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Co-Issuers.
          8. SEVERABILITY. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.
[Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: March 5, 2009

TELESAT CANADA
By:	/s/ Daniel S. Goldberg
	Name:	Daniel S. Goldberg
	Title:	President and Chief Executive Officer

By:	/s/ Christopher S. DiFrancesco
	Name:	Christopher S. DiFrancesco
	Title:	Vice President, General Counsel and Secretary

TELESAT LLC
By:	/s/ Daniel S. Goldberg
	Name:	Daniel S. Goldberg
	Title:	President and Chief Executive Officer

By:	/s/ Michel G. Cayouette
	Name:	Michel G. Cayouette
	Title:	Chief Financial Officer and Treasurer

INFOSAT COMMUNICATIONS LP, by Infosat Communications GP Inc., its General Partner
By:	/s/ Graeme A. Watson
	Name:	Graeme A. Watson
	Title:	President and Chief Executive Officer

INFOSAT COMMUNICATIONS GP INC.
By:	/s/ Graeme A. Watson
	Name:	Graeme A. Watson
	Title:	President and Chief Executive Officer
[First Supplemental Senior Subordinated Indenture]

INFOSAT COMMUNICATIONS, INC.
By:	/s/ Graeme A. Watson
	Name:	Graeme A. Watson
	Title:	President and CEO

[First Supplemental Senior Subordinated Indenture]

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Carlos R. Luciano
	Name:	Carlos R. Luciano
	Title:	Vice President

[First Supplemental Senior Subordinated Indenture]

ABLE INFOSAT COMMUNICATIONS, INC.
By:	/s/ Graeme A. Watson
	Name:	Graeme A. Watson
	Title:	President and Chief Executive Officer

TELESAT HOLDINGS INC.
TELESAT INTERCO INC.
INFOSAT ABLE HOLDINGS, INC.
TELESAT SATELLITE HOLDINGS CORPORATION
SKYNET SATELLITE CORPORATION
TELESAT INTERNATIONAL, L.L.C.
TELESAT BRAZIL HOLDINGS LLC
TELESAT NETWORK SERVICES, INC.
TELESAT NETWORK SERVICES INTERNATIONAL,      INC.
TELESAT NS, INC.
TELESAT NS HOLDINGS, L.L.C.
TELESAT NETWORK SERVICES HOLDINGS L.L.C.
TELESAT NS, L.L.C.
TELESAT NETWORK SERVICES, L.L.C.
TELESAT SATELLITE GP, LLC
TELESAT SATELLITE LP
TELESAT COMMUNICATIONS SERVICES, INC.

By:	/s/ Daniel S. Goldberg
	Name:	Daniel S. Goldberg
	Title:	President and Chief Executive Officer

[First Supplemental Senior Subordinated Indenture]

TELESAT SPACE PARTICIPAÇÕES LTDA. TELESAT BRASIL CAPACIDADE DE SATÉLITES LTDA. TELESAT SERVIÇOS DE TELECOMUNICAÇÃO LTDA. TELESAT BRASIL LTDA.
By:	/s/ Philip Joseph Rabito
	Name:	Philip Joseph Rabito
	Title:	Authorized Signing Officer

By:	/s/ Flávio Bartolomeu da Silva
	Name:	Flávio Bartolomeu da Silva
	Title:	Authorized Signing Officer

TELESAT (IOM) LIMITED
By:	/s/ Richard M. O’Reilly
	Name:	Richard M. O’Reilly
	Title:	Director
[First Supplemental Senior Subordinated Indenture]